UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 14, 2012

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, Hornbeck Offshore Services, Inc., or the Company, announced that, in a meeting of the Board of Directors, or the Board, held on February 14, 2012, the Board increased the number of directors to serve on the Board from eight to nine members. Nicholas L. Swyka, Jr. was appointed to the Board to fill the new board seat, to serve as a Class III director until the 2014 annual meeting of stockholders or until his successor is duly elected and qualified. After concluding that Mr. Swyka meets the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission, Mr. Swyka was appointed by the Board to serve on the Company’s Nominating and Corporate Governance Committee. As a director of the Company, Mr. Swyka will participate under the Company’s non-employee director compensation policy described in the Company’s 2011 Proxy Statement, as amended from time to time. Mr. Swyka received an initial stock award under the policy of 675 shares, which vested in full on the grant date.

A copy of the press release describing Mr. Swyka’s appointment and including a short profile of his background and experience is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.
Date: February 20, 2012
	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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